Exhibit 5.1
[Letterhead of Employers Holdings, Inc.]
May 7, 2020

Employers Holdings, Inc.
10375 Professional Circle
Reno, Nevada 89521

Ladies and Gentlemen:
I am Executive Vice President, Chief Legal Officer and General Counsel of Employers Holdings, Inc., a Nevada corporation (the “Company”), and, in such capacity, have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii) the Company’s debt securities (the “Debt Securities”), which will be issued pursuant to an indenture between the Company and a trustee to be named therein; (iv) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), which will be deposited pursuant to a depositary agreement to be entered into between the Company and a bank or trust company as a depositary; (v) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements to be entered into between the Company and the purchase contract agent to be named therein; (vi) units of the Company (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units; and (vii) warrants of the Company, which may be issued pursuant to a warrant agreement between the Company and the warrant agent to be named therein (the “Warrants” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts and Units, the “Securities”).
I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.
In my examination, I have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records I have reviewed; and (iv) the legal capacity of all natural persons. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, have been duly organized and are and will continue to be validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.
In connection with the opinions expressed below, I have assumed that, at or prior to the time of the delivery of any Securities, that (i) the Board of Directors of the Company (or a duly authorized committee thereof) (the “Board”) shall have duly established the terms of the Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. I have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of such Securities or the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing, I am of the opinion that:
1.When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock or the issuance and sale of Securities convertible or exchangeable into or exercisable for shares of Common Stock (each, a “Common Offered Security”), in either case, proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value of the Common Stock) or upon conversion, exchange or exercise of any such Common Offered Security, in accordance with terms of such Common Offered Security or the instrument governing such Common Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
2.Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board and the proper filing with the Secretary of State of the State of Nevada of a Certificate of Designation relating to such series of Preferred Stock, and when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock or the issuance and sale of Securities convertible or exchangeable into or exercisable for shares of Preferred Stock (the “Preferred Offered Security”), in either case, proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value of the Preferred Stock) or upon conversion, exchange or exercise of any such Preferred Offered Security, in accordance with terms of such Preferred Offered Security or the instrument governing such Preferred Offered Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
The opinions set forth herein are limited to laws of the State of Nevada that are normally applicable to the shares of Common Stock and Preferred Stock covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than the Opined on Law on the opinions stated herein.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

Very truly yours,
EMPLOYERS HOLDINGS, INC.

/s/ Lori A. Brown
Lori A. Brown
Executive Vice President, Chief Legal Officer and General Counsel

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